Exhibit 99.1

CONYERS PARK ACQUISITION CORP. CLASS A COMMON STOCK AND WARRANTS

TO COMMENCE TRADING SEPARATELY ON SEPTEMBER 6, 2016

NEW YORK, NY, September 2, 2016 - Conyers Park Acquisition Corp. (the “Company”) (NASDAQ: CPAA) today announced that the holders of the Company’s units may elect to separately trade the Class A common stock and warrants underlying the units commencing on September 6, 2016. No fractional warrants will be issued upon separation of the units and only whole warrants will trade.  Those units not separated will continue to trade on the NASDAQ Capital Market under the symbol “CPAAU” and the Class A common stock and the warrants are expected to trade under the symbols “CPAA” and “CPAAW”, respectively.

The units were initially offered by the Company in an underwritten offering. Deutsche Bank Securities Inc. and Goldman, Sachs & Co. acted as joint book-runners and Cantor Fitzgerald & Co. acted as co-manager for the offering.

A registration statement relating to the units and the underlying securities was declared effective by the Securities and Exchange Commission on July 14, 2016.

This press release shall not constitute an offer to sell nor the solicitation of an offer to buy, any securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. A copy of the final prospectus relating to the offering may be obtained for free by visiting the U.S. Securities and Exchange Commission website at http://www.sec.gov. Alternatively, a copy of the prospectus related to this offering may be obtained from Deutsche Bank Securities Inc., Attn: Prospectus Group, 60 Wall Street, New York, NY 10005, by telephone at 1- 800-503-4611 or by email at prospectus.CPDG@db.com; Goldman, Sachs & Co., Attention: Prospectus Department, 200 West Street, New York, NY 10282, by telephone toll-free at 1-866-471-2526 or by email at prospectus-ny@ny.email.gs.com; or Cantor Fitzgerald & Co., Attn: Prospectus Group, 499 Park Avenue, New York NY 10022, by telephone at 1-212-915-1067 or by email at prospectus@cantor.com.

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements.” Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company's registration statement and prospectus for the offering filed with the Securities and Exchange Commission (“SEC”). Copies are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact:

Contact

Julia Wilfert

Brunswick Group

212-333-3810

jwilfert@brunswickgroup.com

Ashleigh Womack

Brunswick Group

212-333-3810

awomack@brunswickgroup.com